Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated March 28, 2019 relating to our audits of the consolidated financial statements of Eastside Distilling, Inc. that appear in this Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

/s/ M&K CPAS, PLLC
www.mkacpas.com
Houston, Texas
March 28, 2019